UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2021

Isoray, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
(Address of Principal Executive Offices) (Zip Code)

(509) 375-1202
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ISR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On November 17, 2021, Isoray Medical, Inc. (“Medical”), a wholly owned subsidiary of Isoray, Inc., entered into Amendment No. 3 (the “Amendment”) of its Amended and Restated Manufacturing and Supply Agreement (“Supply Agreement”) with GT Medical Technologies, Inc., a Delaware corporation (“GT Med Tech”), originally dated April 26, 2019. The purpose of the Amendment is to change the nature of the services to be provided by Medical to GT Med Tech from preparation of GammaTiles containing Cesium-131 seeds to instead only supplying Cesium-131 seeds to GT Med Tech so that GT Med Tech may handle the assembly of GammaTiles in house. Pursuant to the Amendment, Medical will manufacture and supply Cesium-131 brachytherapy seeds to GT Med Tech rather than GammaTiles. Additionally, the Amendment modifies the prices to be paid by GT Med Tech for rush orders and for Cesium-131 seeds, and modifies how order cancellations are processed.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description of the Amendment is qualified in its entirety by reference to such exhibit.

Item 9.01         Financial Statements and Exhibits.

(d)     Exhibits

10.1	Amendment No. 3 to Amended and Restated Manufacturing and Supply Agreement between Isoray Medical, Inc. and GT Medical Technologies, Inc. (confidential portions of the exhibit have been omitted).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2021

Isoray, Inc., a Delaware corporation

By: /s/ Lori A. Woods
       Lori A. Woods, CEO